UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 21, 2013
Date of Earliest Event Reported: May 17, 2013

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

                Macy's annual meeting of shareholders was held on May 17, 2013 in Cincinnati, Ohio.  The following is a summary of the matters voted on at the meeting:

(1)  Shareholders approved the election of ten directors for a one-year term expiring at the 2014 annual meeting of Macy's shareholders, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Stephen F. Bollenbach	286,023,336	990,420	2,809,498	23,460,165
Deirdre P. Connelly	286,710,708	313,191	2,799,355	23,460,165
Meyer Feldberg	285,572,951	3,569,551	680,752	23,460,165
Sara Levinson	281,256,741	5,880,987	2,685,526	23,460,165
Terry J. Lundgren	275,051,807	12,334,443	2,437,004	23,460,165
Joseph A. Neubauer	252,548,911	34,582,621	2,691,722	23,460,165
Joyce M. Roché	283,594,599	3,422,812	2,805,843	23,460,165
Paul C. Varga	288,703,722	311,711	807,821	23,460,165
Craig E. Weatherup	283,622,374	3,513,713	2,687,167	23,460,165
Marna C. Whittington	283,453,976	3,684,049	2,685,229	23,460,165

(2)  Shareholders ratified the appointment of KPMG LLP as Macy's independent registered public accounting firm for the fiscal year ending February 1, 2014, as follows:

For	Against	Abstain	Broker Non-Votes
309,417,599	2,941,721	924,099	N/A

(3)  Shareholders approved the advisory vote to approve named executive officer compensation, as follows:

For	Against	Abstain	Broker Non-Votes
281,276,328	5,381,442	3,165,484	23,460,165

MACY’S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: May 21, 2013	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Executive Vice President, General Counsel and Secretary